Exhibit 99.1
FOR IMMEDIATE RELEASE	Investor Contacts:	Press Contact:
	Kara B. Jenny	Monica Halpert
	Chief Financial Officer	Director of Content and Creative
	Bluefly, Inc.	212-944-8000 ext. 297
	212- 944-8000 ext. 286	monica.halpert@bluefly.com
kara.jenny@bluefly.com

BLUEFLY REPORTS THIRD QUARTER 2009 RESULTS
COMPANY GENERATES POSITIVE CASH FLOW AND POSITIVE EBITDA

NEW YORK – November 10, 2009 – Bluefly, Inc. (NASDAQ Capital Market: BFLY), a leading online retailer of designer brands, fashion trends and superior value (www.bluefly.com), today announced increased gross margin percentage, continued reductions in operating expenses and operating loss, and an increase in EBITDA for the third quarter of 2009.

“We are cash flow positive for the quarter and the year, EBITDA positive for the quarter, reduced our operating loss by almost $4.4 million compared to the prior year and we realized faster inventory turns.” said Melissa Payner, Bluefly’s Chief Executive Officer. “Our ability to manage the business and the power of the Bluefly value proposition is evident in these results, which improved upon the progress we made in the second quarter.”

Results for the third quarter of 2009 included the following:

•
Net revenue decreased by approximately 13.6% to $17.1 million from $19.8 million in the third quarter of 2008, as a result of the Company’s planned decrease in inventory purchases for the quarter in response to the overall decline in consumer spending.

•	Gross margin percentage increased to 40.0% from 36.9% in the third quarter of 2008 as a result of increases in product margin.

•
Operating expenses decreased by approximately 39.8% to $7.3 million from $12.1 million in the third quarter of 2008.  The reduction in operating expenses resulted from a decrease of $1.2 million in selling and fulfillment expenses, a decrease of $2.7 million in marketing expenses, a reduction in non-cash share-based compensation expense of approximately $457,000 and a decrease in salary and salary related general and administrative expenses of approximately $304,000.

•	Operating loss decreased by approximately 90.4% to $465,000 from $4.8 million in the third quarter of 2008.

•
Net loss decreased by approximately 84.0% to $915,000 from $5.7 million in the third quarter of 2008.  Included in net loss is $253,000 of non-cash expense related to the valuation of the conversion feature of the Company’s convertible notes.  As a result of the adoption of a new accounting pronouncement on January 1, 2009, the conversion feature of the convertible notes is deemed to be an embedded derivative liability.  Loss per share decreased to $0.07 per share (based on 13.8 million weighted average shares outstanding) from $0.43 per share (based on 13.3 million weighted average shares outstanding) in the third quarter of 2008.

•	EBITDA increased to positive $222,000 from a negative EBITDA of $4.2 million in the third quarter of 2008.

•	Average order size decreased to $274.58 in the third quarter of 2009 compared to $292.03 in the third quarter of 2008.

•
Cash and cash equivalents increased to $4.1 million at September 30, 2009 compared to $4.0 million at December 31, 2008 as a result of positive cash flow from operations for the three and nine months ended September 30, 2009.

•	Inventory decreased to $17.9 million at September 30, 2009 compared to $23.2 million at December 31, 2008.

To supplement the financial results for the third quarter of 2009 presented in accordance with generally accepted accounting principles (GAAP), the Company is also reporting EBITDA as a non-GAAP financial measure that the Company believes allows for a better understanding of its operating performance.  The Company defines EBITDA as net loss excluding interest income, interest expense and interest expense to related parties, income tax provision, depreciation and amortization expenses.  Additionally, the Company is also reporting adjusted EBITDA as a non-GAAP financial measure.  The Company defines adjusted EBITDA as EBITDA adjusted for non-cash share-based compensation expenses.  The Company believes that these non-GAAP financial measures, when shown in conjunction with the corresponding GAAP measures, enhance the investor’s and management’s overall understanding of the Company’s current operating performance and provides greater transparency with respect to key operating metrics used by management in its financial and operational decision making process.  The Company considers this non-GAAP financial measure to be useful because it excludes certain non-cash and non-operating charges, which enables investors and management to analyze trends in the Company’s operations.  The presentation of these non-GAAP financial measures is not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information, please see the table captioned “Reconciliation of Non-GAAP Financial Information”, which provides a full reconciliation of actual results to the non-GAAP financial measures.

About Bluefly, Inc.

Founded in 1998, Bluefly, Inc. (NASDAQ Capital Market:  BFLY) is a leading online retailer of designer brands, fashion trends and superior value.  Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District.  For more information, please call 212-944-8000 or visit www.bluefly.com.

This press release may include statements that constitute “forward-looking statements,” usually containing the words “believe,” “project,” “expect” or similar expressions.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  The risks and uncertainties are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.  These risks and uncertainties include, but are not limited to, the Company’s ability to continue the positive trend in operating income;  the Company’s history of losses and anticipated future losses; the Company’s ability to raise additional capital to support the growth of its business; risks related to the Company’s ability to continue positive trends in cash flow;  risks related to the economic downturn; increased online competition; the potential failure to forecast revenues and/or to make adjustments to operating plans necessary as a result of any failure to forecast accurately; unexpected changes in fashion trends; cyclical variations in the apparel and e-commerce market; the availability of merchandise; the Company’s dependence on one supplier for a material portion of its inventory; risks associated with the acquisition of inventory from foreign markets, including currency fluctuations; the need to further establish brand name recognition; management of potential growth; and  risks associated with the Company’s ability to handle increased traffic and/or continued improvements to its Web site.

-more-

STATEMENTS OF OPERATIONS – UNAUDITED
	Three Months Ended
	September 30,
	2009	2008

Net sales	$17,108,000	$19,802,000
Cost of sales	10,269,000	12,495,000
Gross profit	6,839,000	7,307,000
Gross margin percentage	40.0%	36.9%

Selling and fulfillment expenses	3,752,000	4,933,000
Marketing expenses	1,457,000	4,172,000
General and administrative expenses	2,095,000	3,021,000
Total operating expenses	7,304,000	12,126,000

Operating loss	(465,000)	(4,819,000)

Interest income	8,000	8,000
Interest expense to related party shareholders	(405,000)	(88,000)
Interest expense	(53,000)	(94,000)

Net loss	(915,000)	(4,993,000)

Preferred stock dividends	--	(12,000)
Deemed dividend related to beneficial conversion feature on
Series F Preferred Stock	--	(712,000)

Net loss available to common shareholders	$(915,000)	$(5,717,000)

Basic and diluted net loss per common share	$(0.07)	$(0.43)

Weighted average common shares outstanding
(basic and diluted)	13,844,637	13,309,383

-more-

SELECTED BALANCE SHEET DATA & KEY METRICS – UNAUDITED

	September 30,	December 31,
	2009	2008
Cash and cash equivalents	$4,061,000	$4,004,000

Inventories, net	17,907,000	23,157,000

Prepaid expenses and other current assets	4,625,000	4,347,000

Property and equipment, net	3,952,000	6,058,000

Current liabilities	12,079,000	16,250,000

Long-term liabilities	3,201,000	3,106,000

Stockholders’ equity	15,413,000	18,394,000

	Three Months Ended
	September 30,
	2009	2008

Average order size (including shipping & handling)	$274.58	$292.03
New customers added during the period	34,753	39,055

-more-

STATEMENTS OF CASH FLOWS – UNAUDITED
	Three Months Ended
	September 30, March 31,
	2009	2008

Cash flows from operating activities:
Net loss	$(915,000)	$(4,993,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	690,000	719,000
Stock based compensation	137,000	594,000
Provisions for returns	752,000	1,073,000
Bad debt expense	61,000	90,000
Reserve for inventory obsolescence	--	100,000
Amortization of discount on notes payable to related partyshareholders	88,000	--
Change in fair value of embedded derivative financial liability to related party shareholders	253,000	--
Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(480,000)	(755,000)
Inventories	545,000	(3,186,000)
Prepaid inventory	(28,000)	(876,000)
Prepaid expenses	2,000	(740,000)
Other assets	(82,000)	19,000
Increase (decrease) in:
Accounts payable	767,000	2,849,000
Accrued expenses and other current liabilities	421,000	1,208,000
Interest payable to related party shareholders	63,000	45,000
Deferred revenue	49,000	896,000

Net cash provided by (used in) operating activities	2,323,000	(2,957,000)

Cash flows from investing activities:
Purchases of property and equipment	(74,000)	(714,000)

Net cash used in investing activities	(74,000)	(714,000)

Cash flows from financing activities:
Proceeds from notes issued to related party shareholders	--	3,000,000

Net cash provided by financing activities	--	3,000,000

Net increase (decrease) in cash and cash equivalents	2,249,000	(671,000)
Cash and cash equivalents – beginning of period	1,812,000	2,591,000
Cash and cash equivalents – end of period	$4,061,000	$1,920,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$42,000	$64,000

-more-

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION – UNAUDITED

	Three Months Ended
	September 30,
	2009	2008

Net loss	$(915,000)	$(4,993,000)

Interest income	(8,000)	(8,000)
Interest expense to related party shareholders	405,000	88,000
Interest expense	53,000	94,000
Depreciation and amortization expenses	687,000	668,000

EBITDA	222,000	(4,151,000)

Non-cash share-based compensation expenses	137,000	594,000

Adjusted EBITDA	$359,000	$(3,557,000)

-end-